UNITED STATED

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X] Filed by a Party Other Than the Registrant [ ]

Check the Appropriate Box:

[ ] Preliminary Proxy Statement

[ ] Confidential for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ] Definitive Proxy Statement

[X] Definitive Additional Materials

[ ] Soliciting Material Pursuant to sec. 240.14a-11(c) of sec. 240.14a-12

MFS GROWTH FUND

(Names of Registrants as Specified in their Charters)

(Name of Person(s) Filing Proxy Statement, if other than the Registrants)

Payment of Filing Fee (Check the Appropriate Box):

[X] No fee required

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1) Title of each class of securities to which transaction applies:

2) Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

4) Proposed maximum aggregate value of transaction:

5) Total Fee Paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount previously paid:

2) Form, Schedule or Registration Statement No.:

3) Filing Party:

4) Date Filed:

Recorded Computershare Voicemail [After the Mailing of the Proxy Statement]

We are calling regarding a very important matter pertaining to your investment in the MFS Growth Fund.

This matter relates to important operating initiatives for the fund, which requires your response. Please contact us toll-free at 860-269-5278 as soon as possible. It is very important that we speak to you regarding this matter. The call will only take a few moments of your time. More information about this initiative is available on the Growth Fund page at mfs.com. You will not be asked for confidential information, and your call will be recorded for your protection. We are available weekdays from 9 A.m. to 11 P.m. and Saturday from noon until 6 P.m. Eastern Time.

Again, the number is 860-269-5278. Due to the importance of this matter, we will attempt to contact you again through mailings or phone calls in order to be sure your input is provided. Thank you for your time and attention.